Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of Green Mountain Power Corporation, hereby severally constitute Christopher L. Dutton, Mary G. Powell, and Robert J. Griffin, and each of them singly, our true and lawful attorney with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K of Green Mountain Power Corporation for the fiscal year ended December 31, 2005, and generally to do all such things in our name and behalf in our capacities as directors to enable Green Mountain Power Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Annual Report.

SIGNATURE	TITLE	DATE
/s/Christopher L. Dutton	President and Director (Principal Executive Officer)	March 14, 2006
Christopher L. Dutton
/s/Nordahl L. Brue	Chairman of the Board	March 14, 2006
Nordahl L. Brue
/s/Elizabeth A. Bankowski	Director	March 14, 2006
Elizabeth A. Bankowski
/s/William H. Bruett	Director	March 14, 2006
William H. Bruett
/s/Merrill O. Burns	Directors	March 14, 2006
Merrill O. Burns
/s/David R. Coates	Director	March 14, 2006
David R. Coates
/s/Kathleen C. Hoyt	Director	March 14, 2006
Kathleen C. Hoyt
/s/Euclid A. Irving	Director	March 14, 2006
Euclid A. Irving
/s/Marc A. vanderHeyden	Director	March 14, 2006
Marc A. vanderHeyden